Exhibit 99.4

TECHS LOANSTAR, INC
BALANCE SHEETS

	Techs Loanstar, Inc	Quture, Inc.	Pro forma
	Historical	Historical	Adjustments		Balance
	July 31, 2011	July 31, 2011	July 31, 2011		July 31, 2011
	(Unaudited)		(Unaudited)		(Unaudited)
ASSETS

Current Assets
Cash	$4,161	$5,883	$-		$10,044
Prepaid assets	28,499	-	-		28,499
Deferred financing costs	2,756	-	-		2,756
Total current assets	35,416	5,883	-		41,299

Total assets	$35,416	$5,883	$-		$41,299

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$109,937	$1,944	$-		$111,881
Accounts payable and accrued expenses, related parties	747,173	112,392	-		859,565
Notes payable	3,700	100,000	-		103,700
Notes payable, related parties	106,679	160,448	-		267,127
Convertible notes, net of discount	155,297	-	-		155,297
Derivative Liability	216,667	-	-		216,667
Total Liabilities	1,339,453	374,784	-		1,714,237

STOCKHOLDERS' DEFICIT
Common stock, par value $0.001	342,097	25,000	1,913,542	A	2,280,639
Additional paid in capital	1,699,967	2,983,000	(5,259,643)	A	(576,676)
Deficit accumulated during the development stage	(3,346,101)	(3,376,901)	3,346,101	A	(3,376,901)

Total Stockholders' Deficit	(1,304,037)	(368,901)	-		(1,672,938)

Total Liabilities and Stockholders' Deficit	$35,416	$5,883	$-		$41,299

TECHS LOANSTAR, INC
STATEMENTS OF OPERATIONS

	Historical	Historical
	TECHS LOANSTAR, INC	Q3, LLC	Pro forma
	For the year ended	For the year ended	Adjustments		Pro Forma
	April 30, 2011	April 30, 2011	April 30, 2011		April 30, 2011
		(Unaudited)	(Unaudited)		(Unaudited)
REVENUE	$-	$19,900	$-		$19,900

OPERATING EXPENSES:
Salaries	240,000	40,000	(180,000)	B	100,000
Stock compensation	122,500	-	-		122,500
Software development	-	66,514	-		66,514
Impairment of license	-	-	-		-
Office and general	21,267	20,755	-		42,022
Professional fees & consultants	312,327	7,900	-		320,227
Total Operating Expenses	696,094	135,169	(180,000)		651,263

LOSS FROM OPERATIONS	(696,094)	(115,269)	180,000		(631,363)

OTHER INCOME (EXPENSES):
Interest expense	(88,436)	-	-		(88,436)
Interest expense, related parties	(5,376)	-	-		(5,376)
Change in derivative liability	(40,455)	-	-		(40,455)
Gain on debt settlement	-	-	-		-
Loss of deposit	-	-	-		-
Total Other Income (Expenses)	(134,267)	-	-		(134,267)

LOSS BEFORE INCOME TAXES	(830,361)	(115,269)	180,000		(765,630)

PROVISION FOR INCOME TAX	-	-	-		-
NET LOSS	$(830,361)	$(115,269)	$180,000		$(765,630)

Basic and diluted net loss per common share	$(0.01)	$(0.01)

Basic and diluted weighted average common shares outstanding	122,528,163	25,000,000	2,133,110,790	C	2,280,638,953

TECHS LOANSTAR, INC
STATEMENTS OF OPERATIONS

	Historical	Historical	Historical
	TECHS
	LOANSTAR, INC For the	QUTURE, INC	Q3,LLC For the
	three months	For the	two month	Pro forma
	ended	month ended	ended	Adjustments		Pro Forma
	July 31, 2011	July 31, 2011	June 30, 2011	July 31, 2011		July 31, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
REVENUE	$-	$26,000	$10,000	-		$36,000

OPERATING EXPENSES:
Salaries	60,000	10,000	20,000	(45,000)	B	45,000
Stock compensation	-	-	-	-		-
Software development	-	15,552	33,126	-		48,678
Impairment of license	-	-	-	-		-
Office and general	5,080	4,149	16,845	-		26,074
Professional fees & consultants	91,179	6,500	6,500	-		104,179
Total Operating Expenses	156,259	36,201	76,471	(45,000)		223,931

LOSS FROM OPERATIONS	(156,259)	(10,201)	(66,471)	45,000		(187,931)

OTHER INCOME (EXPENSES):
Interest expense	(23,948)	(833)	(1,111)	-		(25,892)
Interest expense, related parties	(2,011)	-	-	-		(2,011)
Change in derivative liability	(151,667)	-	-	-		(151,667)
Gain on debt settlement	19,337	-	-	-		19,337
Loss of deposit	-	-	-	-		-
Total Other Income (Expenses)	(158,289)	(833)	(1,111)	-		(160,233)

LOSS BEFORE INCOME TAXES	(314,548)	(11,034)	(67,582)	45,000		(348,164)

PROVISION FOR INCOME TAX	-	-	-	-		-

NET LOSS	$(314,548)	$(11,034)	$(67,582)	45,000		$(348,164)

Basic and diluted net loss per common share	$(0.01)	$(0.01)				$(0.01)

Basic and diluted weighted average common shares outstanding	303,529,921	25,000,000		1,952,109,032	C	2,280,638,953

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Acquisition and Basis of Presentation

On August 9, 2011, Techs Loanstar, Inc. (“TCLN” or the “Company”) entered into the First Amendment Share Exchange Agreement with Quture, Inc. (“Quture”) and the stockholders of Quture (the “Quture Stockholders”) (the “Share Exchange Agreement”).  Quture, a Nevada Corporation was formed on April 26, 2011. Pursuant to the Share Exchange Agreement, on August12, 2011, the sole Stockholder of Quture transferred 100% of the outstanding shares of common stock of Quture held by them, in exchange for 1,938,543,110 shares of TCLN common stock. On August 9 there was an initial issuance of 400,000,000 shares of TCLN common stock.  Subsequent to the Share Exchange Agreement a majority of the Registrant’s shareholders voted to amend the Registrant’s Articles of Incorporation to increase the number of its authorized shares of capital stock from 900,000,000 shares to 2,510,000,000 shares of capital stock, of which 2,500,000,000 are shares of $0.001 par value common stock and 10,000,000 par value $0.001 blank check preferred shares (the “Amendment”).  Upon the effectiveness of the Amendment, the Company issued 1,438,543,110 shares of common stock to the sole Quture shareholder. The shares of our Common Stock acquired by the Quture Stockholder in such transactions constitute approximately 85% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the Share Exchange Agreement.

The acquisition was accounted for as a recapitalization effected by a share exchange. Quture is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The Acquisition was accounted for as a reverse merger, whereby Quture was the continuing entity for financial reporting purposes and was deemed, for accounting purposes, to be the acquirer of Techs Loanstar. In accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, Quture is deemed to have undergone a recapitalization, whereby it is deemed to have issued equity to TCLN’s common equity holders. Accordingly, although the Company, as the parent, legally acquired Quture, in accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, Quture’s assets and liabilities will be recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of Quture with Techs Loanstar.  The effects of recording the accounting for the reverse merger (which occurred on August 9, 2011) are not reflected in Techs Loanstar Inc.’s condensed financial statements as of July 31, 2011 but the pro forma effects as of that date are discussed below.

The organizational history of Quture is described in Quture’s audited financial statements as of July 31, 2011, found as exhibit 99.1 in this Form 8-K/A.

Basis of Presentation

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These pro forma unaudited condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

The unaudited pro forma condensed consolidated balance sheet was prepared combining the historical balance sheet of Quture at July 31, 2011 and the historical balance sheet of TCLN at July 31, 2011, as described above.

Effective July 1, 2011 the Quture merged with Q3, LLC (“Q3”), a Florida Limited Liability Company, whereby Quture was the legal acquirer and Q3 is the accounting acquirer.  Accordingly, the Company is presenting the historical financial results of Q3 prior to July 1, 2011 as part of the pro forma condensed consolidated statements of operations for the year ended April 30, 2011. For the three months ended July 31, 2011 the pro forma condensed consolidated statement of operation includes May and June of Q3, with the results of Quture and TCLN for the three months ended July 31, 2011.

2.  Pro Forma Adjustments and Assumptions

The accompanying unaudited pro forma consolidated financial information gives effect to the Share Exchange as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Quture and TCLN been a combined company during the specified periods.  The unaudited pro forma consolidated balance sheet set forth below represents the combined financial position of Quture and TCLN as of July 31, 2011, as if the reverse acquisition occurred on July 31, 2011.  The unaudited pro forma consolidated statements of operations set forth below represent the combined results of operations of Quture and Techs Loanstar, as if the reverse acquisition occurred on the first day of the periods presented therein, and also includes the results of Q3 for the year ended April 30, 2011 and for May and June 2011 for three months ended July 31, 2011.

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements found as exhibit 99.2 in this Form 8-K/A.

A.	Reflects the pro forma adjustments to record the elimination of Techs Loanstar’s historical equity and the assumption of its net liabilities by Quture.

B.	To eliminate the duplication of CEO salary of $10,000 per month and reduce CFO salary from $10,000 per month to $5,000 per month.

C.

We compute net income per share in accordance with FASB ASC 260, Earnings per Share. Under the provisions of FASB ASC 260, basic net income per share is computed by dividing net income attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The 1,938,543,110 shares issued to the shareholder of Quture as a result of the reverse merger together with the existing 342,095,843 outstanding shares of the company that remained outstanding after the re-capitalization are assumed to have been outstanding since the beginning of the earliest period presented (May 1, 2011), resulting in 2,280,638,953 shares being outstanding for purposes of basic net income per share.